LEASE AMENDMENT TWO                   CMD 174A (8/98)
                        (Expansion/Co-Terminous)

THIS LEASE AMENDMENT TWO ("Amendment") is made and entered into as of the 10th day of January, 2000, by and between CMD REALTY INVESTMENT FUND II, L.P., a(n) Illinois limited partnership ("Landlord"), and UNIVIEW
TECHNOLOGIES CORPORATION, a Texas corporation ("Tenant ").

     A. Landlord and Tenant are the current parties to that certain lease ("Original Lease") dated October 18, 1999, for premises (the,"Premises") in the building (the "Building") known as Bent Tree Green, located at 17300 North Dallas Parkway, Dallas, Texas (the
"Property ") which lease has heretofore been amended by Lease Agreement One dated November 10, 1999, and Lease Term Adjustment Confirmation Letter dated December 1, 1999 (collectively, and as amended herein, the "Lease").

     B. Tenant has requested that additional space in the Property be added to the Premises, and Landlord is willing to grant the same, on the terms and conditions herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

     1. Additional Premises. The space known as Suite 270 (the "Additional Premises"), the approximate location of which is shown on Exhibit A hereto, and which shall be deemed to contain 801 square feet of rentable area for purposes hereof, shall be added to and become a part of the Premises, commencing on March 1, 2000 ("Additional Premises Commencement Date"), and continuing co- terminously with the expiration date under the Lease ("Lease Expiration Date"), as the same may be extended from time to time, subject to the terms and conditions set forth hereinafter.

     2. Base Rent For Additional Premises. The base or minimum monthly rent for the Additional Premises shall be as set forth in the following schedule:

                    Period                                Additional Premises
                                                           Monthly Base Rent

Additional Premises Commencement Date - November 30, 2000      $ 1,248.33
December 1, 2000 - November 30, 2002                           $ 1,279.54
December 1, 2002 - Lease Expiration Date                       $ 1,310.75

     3. Additional Rent; Tenant's Share. On the Additional Premises Commencement Date, "Tenant's Share" of increases in Expenses and Taxes shall be increased by 5410/10,000 percent (.5410%) with respect to the Additional Premises, for a total of six and 4636/10,000 percent (6.4636%) with respect to the entire Premises including the Additional Premises.
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     4.      Consolidated or Separate Billings. The minimum or base
rentals, real estate taxes, operating or other expenses of the Property, and all other rentals and charges respecting the Additional Premises are sometimes herein called the "Additional Premises Rent". Landlord may compute and bill the Additional Premises Rent (or components thereof) separately or treat the Additional Premises and Premises as one unit for computation and billing purposes.

     5. Prorations. If the Additional Premises Commencement Date occurs other than on the beginning of the applicable payment period under the Lease, Tenant's obligations for base or minimum rentals, real estate taxes, operating or other expenses of the Property and other such charges shall be prorated on a per them basis.

     6.     Other Terms; Certain Provisions Deleted.       On the
Additional Premises Commencement Date, the Additional Premises shall be added to the Premises under the Lease, and all terms and conditions then or thereafter in effect under the Lease shall apply to the Additional Premises, except as provided to the contrary herein.

     7.       Condition of Additional Premises.        Tenant has
inspected the Additional Premises (and portions of the Building, Property, systems and equipment providing access to or serving the Additional Premises) or has had an opportunity to do so, and agrees to accept the same "AS IS" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, or regarding any other matter, except for the Work referred to in Exhibit B attached hereto, with respect to which the terms of Section B of Article 4 of the Original Lease are incorporated herein.

     8. Additional Premises Commencement Date Adjustments. The terms of Sections B, C and D of Article 2 of the Original Lease are incorporated herein with respect to the Additional remises.

     9. Real Estate Brokers. Tenant represents and warrants that Tenant has not dealt with any broker, agent or finder in connection with this Amendment, except Jackson & Cooksey, and agrees to indemnify and hold Landlord, and it employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

     10. Guarantors. This Amendment shall be of no force or effect unless and until accepted by any guarantors of the Lease, who by signing below shall further confirm that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

     11. Offer. The submission and negotiation of this Amendment shall not be deemed an offer to enter into the same by Landlord. Tenant's execution of this Amendment constitutes a firm offer to enter into the same which may not be withdrawn for a period of fifteen (15) days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon and permit Tenant to enter the Additional Premises, but such acts shall not be deemed an acceptance. Such acceptance shall be evidenced only by Landlord signing and delivering this Amendment to Tenant.
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     12.    Whole Amendment; Full Force and Effect; Conflicts. This
Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. In case of any inconsistency between the provisions of the Lease and this Amendment, the latter provisions shall govern and control. This Amendment may be further modified only in writing signed by both parties.

     13. Interpretation; Defined and Undefined Terms. This Amendment has been prepared from a generic form intended for use with a variety of underlying lease forms containing a variety of defined and undefined terms. This Amendment shall be interpreted in a reasonable manner in conjunction with the Lease. If an Exhibit is attached to this Amendment, the term "Lease" therein shall refer to this Amendment or the Lease as amended, and terms such as "Commencement Date" and "Lease Term" shall refer to analogous terms in this Amendment, all as the context expressly provides or reasonably implies. Unless expressly provided to the contrary herein:
(a) any terms defined herein shall have the meanings ascribed herein when used as capitalized terms in other provisions hereof, (b) capitalized terms not otherwise defined herein shall have the meanings, if any, ascribed thereto in the Lease, and (c) non-capitalized undefined terms herein shall be interpreted broadly and reasonably to refer to terms contained in the Lease which have a similar meaning, and as such terms may be further defined therein.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

               LANDLORD:      CMD REALTY INVESTMENT FUND 11, L.P.,
                              an Illinois limited partnership

                              By:  CMD/Fund 11 GP Investments, L.P.,
                                   an Illinois limited partnership,
                                   its general partner
                              By: CMD REIM 11, Inc., an Illinois corporation, its general partner
                              By:  /s/ Robert C. Gibbons, Vice President


               TENANT:        UNIVIEW TECHNOLOGIES CORPORATION [SEAL]
                              a Texas corporation

                              By:  /s/ Patrick Custer, President

               GUARANTORS:    Patrick Custer, In his personal capacity

                              Custer Company, Inc.
                              By:  /s/ Patrick Custer, President
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                                                                CMD 108D (8/98)
                                 EXHIBIT B             General Improvement Work
                                                           Landlord Performance
                                WORK LETTER                           Allowance



        This Work Letter is an Exhibit to the foregoing document (referred to herein for convenience as the "Lease Document").

     I.   Basic Terms

Date To Complete All Plans:             15 days before the Commencement Date
                                        (including Construction Drawings) under
                                        the Lease Document

Date To Substantially Complete Work:    Commencement Date under the Lease
                                        Document

Allowance:                              $10,673.25 as further described in
                                        Section IV

Administrative Fee:                     Five percent (5%) as further
                                        described in Section IV

Other Defined Terms:                    "Plans," "Space Plan," "Construction
                                        Drawings," "Planner," "Landlord's
                                        Planner," and "Work" are defined in
                                        Section VIll

     II. Construction Representatives, Space Planner, Architect and Engineer. Landlord's and Tenant's construction representatives for coordination of planning, construction, approval of change orders, substantial and final completion, and other such matters (unless either party changes its representative upon written notice to the other), and the other parties involved in planning the Work, are:

Landlord's Representative:      Lori Campbell
Address:                        17300 Preston Road, Suite 150,
                                Dallas, Texas 75248
Telephone:                      972/733-6955
Fax:                            972/733-6950

Tenant's Representative:        Patrick Custer, c/o Uniview Technologies Corp.
Address:                        17300 North Dallas Parkway, Suite 2050
                                Dallas, Texas 75248
Telephone:                      972/233-0900
Fax:                            972/248-3060

Space Planner:                  Glenn Almack with F A Services, or an
                                interior office space planner designated or approved by Landlord in writing (who may be the same as the Architect).

Architect:                      Glenn Almack with F A Services, a licensed
                                architect designated or approved by
                                Landlord in writing (who may be the same as the Space Planner).

     III.    Incorporation of Certain Provisions of Lease Exhibit C.
The terms and conditions of Sections Ill, IV, V, VI, Vil, VIII and IX of Exhibit C to the Original Lease are hereby incorporated herein with respect to the Additional Premises.
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